INCORPORATED UNDER THE LAWS                            OF THE STATE OF DELAWARE

          NUMBER                                              SHARES
         SFS6979                    SAFEGUARD

                        SAFEGUARD HEALTH ENTERPRISES, INC.

                                                              SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS
                                                           CUSIP  786444  10  9

================================================================================
This  Certifies  that




Is  the  record  holder  of
================================================================================
   FULLY PAID AND NONASSESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE
            COMMONS STOCK OF SAFEGUARD HEALTH ENTERPRISES, INC.

     transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certification properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar:

          Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

See  Reverse  for  abbreviations
and  statement  of  Rights  Granted
To  each  class  of  shares
                                             Dated:



      /s/                                          /s/
             Secretary                                     President
                                     [Seal]


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